AMENDMENT NO. 2 TO MINERAL PROPERTY PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO THE MINERAL PROPERTY PURCHASE AGREEMENT (this "**Amendment**") is made as of the 4th day of July, 2013

BETWEEN:

QUARTZ MOUNTAIN RESOURCES LTD., a corporation incorporated under the laws of the Province of British Columbia

("**QZM**")

-and-

BEARCLAW CAPITAL CORP., a corporation incorporated under the laws of the Province of British Columbia

("**Bearclaw**")

WHEREAS Finsbury Exploration Ltd. ("**Finsbury**") and Bearclaw entered into a mineral property purchase agreement dated October 4, 2011 (the "**Purchase Agreement**") pursuant to which Finsbury purchased, among other things, certain mineral claims located in British Columbia (the "**Mineral Properties**");

AND WHEREAS pursuant to a Sale Agreement dated July 27, 2012 Finsbury sold to QZM, among other things, the Mineral Properties and transferred its rights and obligations under the Purchase Agreement to Quartz (the "**Sale Agreement**");

AND WHEREAS Finsbury and Bearclaw amended the Purchase Agreement effective July 27, 2012 to reflect the foregoing (the "**Amended Purchase Agreement**")

AND WHEREAS The parties have agreed to further amend the Purchase Agreement on the terms set forth in this Amendment No. 2;

NOW THEREFORE, in consideration of the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.01 Definitions

All capitalized terms used in this Amendment No. 2 shall, unless otherwise indicated herein, have the meanings ascribed thereto in the Amended Purchase Agreement.

1.02 Amendment to Purchase Consideration

(1) Section 1.01 of the Amended Purchase Agreement is amended by deleting the definition of "Principal Sum" in its entirety and replacing it as follows:

"**Principal Sum**" means the total principal amount of the Debenture, which shall be an amount equal to $600,000.

(2) The Parties agree that the Debenture in the form attached as Schedule E to the Amended Purchase Agreement is amended as follows:

(a) the Principal Sum is reduced to $600,000;
(b) on the Closing Date (defined below) QZM shall pay to Bearclaw $50,000;
(c) the rate of Interest is be increased to 10%;
(d) the conversion price is reduced to be $0.15 per share; and
(e) the Maturity Date be extended to October 31, 2014,

and the attached Schedule A is hereby inserted as Schedule E of the Amended Purchase Agreement in replacement of the existing Schedule E thereto.

1.03 Closing

On a date mutually agreeable to the Parties (the "**Closing Date**"), Bearclaw will deliver to counsel for QZM for cancellation the original certificate representing the Debenture issued under the Amended Purchase Agreement and QZM will issue the Amended and Restated Debenture in the form attached hereto as Schedule A.

1.04 Effect on Amended Purchase Agreement

Except as specifically amended or modified hereby, the Amended Purchase Agreement remains in full force and effect and is hereby ratified by the Parties. To the extent of any conflict or inconsistency between the terms and provisions of this Amendment No. 2 and those of the Amended Purchase Agreement, the terms and provisions of this Amendment No.2 shall govern and control.

1.05 Regulatory Approvals

This Agreement is subject to receipt of all required regulatory approvals, including approval from the TSX Venture Exchange.

1.06 Counterparts

This Amendment No. 2 may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and same instrument.

1.07 Delivery

Delivery of an executed signature page to this Amendment No. 2 by any Party by electronic transmission will be as effective as delivery of a manually executed copy of this Amendment No. 2 by such Party.

IN WITNESS WHEREOF the Parties have executed this Amendment No. 2.

QUARTZ MOUNTAIN RESOURCES LTD.

By: ______________________
Name: Michael Lee
Title: C.F.O.

BEARCLAW CAPITAL CORP.

By: ______________________
Name: SCOTT M. ROSS
Title: PRESIDENT